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                                                                     EXHIBIT 2.7



                      FORM OF STOCK CONTRIBUTION AGREEMENT


         This Stock Contribution Agreement (this "AGREEMENT") is made and entered into as of _____________ ___, 1999 (the "EFFECTIVE DATE") by and between HNC Software Inc., a Delaware corporation ("HNC") and Retek Inc., a Delaware corporation ("RETEK").

                                 R E C I T A L S

         A. HNC, Retek and Retek Information Systems, Inc., a Delaware corporation ("RIS") have entered into a certain Separation Agreement dated as of _________, 1999 (the "SEPARATION AGREEMENT") pursuant to which the parties have made certain agreements providing for the separation of the businesses of Retek and RIS from HNC.

         B. The Separation Agreement provides that, at the closing of the Separation Agreement, HNC will contribute and transfer to Retek all of the outstanding shares of RIS owned by HNC and this Agreement is being entered into pursuant to the Separation Agreement to document such contribution and transfer.

         NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

         1. CONTRIBUTION OF SHARES. Pursuant to the Separation Agreement, and subject to the terms and conditions of this Agreement, as of the Effective Date, HNC hereby contributes, assigns and transfers to Retek, and Retek hereby accepts from HNC, one hundred (100) shares of Common Stock, par value $0.001 per share, of RIS (the "CONTRIBUTED SHARES"). Accordingly HNC is hereby delivering to
Retek: (i) a stock certificate representing the Contributed Shares, and (ii) a stock power and assignment separate from certificate in the form attached hereto as Exhibit A, duly endorsed, transferring the Contributed Shares to Retek.

         2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF RETEK. In consideration of the contribution of the Contributed Shares, Retek represents and warrants to HNC, and agrees with HNC as follows:

                  2.1 COMPLIANCE WITH SECURITIES LAWS. Retek understands and acknowledges that the Contributed Shares have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 ACT") and have not been registered or qualified under the securities laws of any state, but instead were issued and are being transferred hereunder under exemptions from such registration and/or qualification requirements which impose certain restrictions on Retek's ability to transfer the Contributed Shares. Retek understands and acknowledges that HNC is an "affiliate" of RIS within the meaning of Rule 144 promulgated under the 1933 Act ("RULE 144") and Retek has been advised by its counsel of the restrictions on transfer of the Contributed Shares under Rule 144.

                  2.2. INVESTMENT INTENT. Retek is acquiring the Contributed Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of the Contributed Shares within the meaning of the 1933 Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.



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                  2.3 ACCESS TO INFORMATION. Retek is an accredited investor and has had access to all information regarding RIS and its present and prospective business, assets, liabilities and financial condition that Retek reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of RIS's representatives concerning such matters and this investment.

                  2.4 LEGENDS. Retek understands and agrees that RIS will place the legend set forth below on any stock certificate(s) evidencing the Contributed Shares, together with any other legends that may be required by state or federal securities laws:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                  2.5 STOP-TRANSFER INSTRUCTIONS. Retek agrees that, to ensure compliance with the restrictions imposed by this Agreement and applicable securities laws, RIS may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if RIS transfers its own securities, it may make appropriate notations to the same effect in its own records.

         3. GENERAL PROVISIONS.

                  3.1 ASSIGNMENTS; SUCCESSORS AND ASSIGNS. Any assignment of rights and obligations by any party to this Agreement requires the prior written consent of the other party.

                  3.2 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

                  3.3 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

                  3.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile.

                  3.5 AMENDMENT AND WAIVERS. No amendment, modification or waiver of any provision of this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.

                  3.6 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.

HNC SOFTWARE INC.                      RETEK INC.

By: __________________________         By: __________________________

Name: ________________________         Name: ________________________

Title: _______________________         Title: _______________________















                [SIGNATURE PAGE TO STOCK CONTRIBUTION AGREEMENT]



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                      STOCK POWER SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED, the undersigned stockholder of Retek Information Systems, Inc., a Delaware corporation (the "COMPANY"), hereby assigns and transfers to Retek Inc., the number of shares specified below of the Common Stock of the Company standing in such stockholder's name on the books of the Company represented by the certificate(s) specified below, and hereby irrevocably constitutes and appoints the Secretary of the Company as attorney-in-fact, with full power to transfer such stock on the books of the Company with full power of substitution in the premises.

Certificate No.       No. of Shares to be Transferred        Date of Certificate
- ---------------       -------------------------------        -------------------

      C-1                    One Hundred (100)                December 23, 1996


- ------------------------------------       ------------------------------------

- ------------------------------------       ------------------------------------
Signature(s), exactly as the name(s)       Name(s), exactly as it (they)
appears on the Stock Certificate(s).       appears on the Stock Certificate(s)
                                           (please print or type).

         If the stockholder is a corporation, partnership, limited liability company, trust or other entity, please fill in the title of the authorized person signing on behalf of the shareholder:




HNC SOFTWARE INC.

By:
    ---------------------------------
                Signature

- --------------------------------------
  Title of Authorized Person Signing





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